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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our reports dated March 9, 2009, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Hiland Partners, LP on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Hiland Partners, LP on Form S-8 (File No. 333-124071, effective April 14, 2005) and Amendment No. 1 to Form S-3 (file No. 333-139834, effective January 26, 2007).

/s/ GRANT THORNTON LLP
Oklahoma City, Oklahoma March 9, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm